UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2006

Fremont General Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-08007	95-2815260
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2425 Olympic Boulevard , 3rd Floor, Santa Monica, California		90404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 315-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

2006 Performance Incentive Plan

The Board of Directors (the "Board") of Fremont General Corporation (the "Company") previously adopted the Fremont General Corporation 2006 Performance Incentive Plan (the "2006 Plan"), subject to stockholder approval of the 2006 Plan. According to the results from the Company’s annual stockholder meeting held on May 18, 2006, the Company’s stockholders have approved the 2006 Plan.

The following summary of the 2006 Plan is qualified in its entirety by reference to the text of the 2006 Plan, which was previously filed as Exhibit I to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 13, 2006 with the Securities and Exchange Commission.

Administration

The Board or one or more committees appointed by the Board will administer the 2006 Plan. The Board has delegated general administrative authority for the 2006 Plan to the Compensation Committee of the Board.

The administrator of the 2006 Plan has broad authority under the 2006 Plan to, among other things, select participants and determine the type(s) of award(s) that they are to receive, and determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award.

Persons eligible to receive awards under the 2006 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries.

Authorized Shares; Limits on Awards

The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2006 Plan equals the sum of: (1) 6,000,000 shares, plus (2) the number of shares available for additional award grant purposes under the Company’s 1997 Stock Plan (the "1997 Plan") immediately prior to the termination of the authority to grant new awards under the 1997 Plan as of May 18, 2006, plus (3) the number of any shares subject to stock options granted under the 1997 Plan and outstanding as of May 18, 2006 which expire, or for any reason are cancelled or terminated, after that date without being exercised, plus (4) the number of any shares subject to restricted stock awards granted under the 1997 Plan that are outstanding and unvested as of May 18, 2006 that for any reason fail to vest or are otherwise forfeited after that date without having become vested. Upon stockholder approval of the 2006 Plan, approximately 2,826,035 shares became available for award grant purposes under the 2006 Plan pursuant to clause (2) of the preceding sentence. Accordingly, on May 18, 2006, approximately 8,826,035 shares (6,000,000 shares plus the 2,826,035 shares that were carried over from the 1997 Plan) were available for award grant purposes under the 2006 Plan, subject to future increases as described above as awards outstanding under the 1997 Plan are cancelled, forfeited, or otherwise terminate without having been exercised or become vested, as applicable. As of May 18, 2006, approximately 1,796,777 shares were subject to awards then outstanding under the 1997 Plan.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2006 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award will be counted against the share limits of the 2006 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the share limits of the 2006 Plan, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise). Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2006 Plan will again be available for subsequent awards under the 2006 Plan.

Types of Awards

The types of awards that may be granted under the 2006 Plan include stock options, stock appreciation rights, restricted stock, stock units, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock.

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2006 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Grants to Certain Non-employee Directors

In accordance with the terms of the automatic restricted stock award component of the Company’s non-employee director compensation program, the Company granted restricted stock awards to three of its non-employee directors on May 18, 2006 under the 2006 Plan that become effective as of the date of stockholder approval of the 2006 Plan. The non-employee directors who received a restricted stock award on May 18, 2006 are Thomas W. Hayes, Robert F. Lewis and Dickinson C. Ross. The number of shares subject to each restricted stock award is 4,768 restricted shares ($100,000 divided by $20.97 per share) of Company common stock, which was determined by dividing an amount equal to two times the total annual retainer for the non-employee director in effect on May 18, 2006 (the date of grant) by the fair market value of the Company’s common stock on May 18, 2006, as determined under the 2006 Plan. Subject to continued Board service, the vesting restrictions on each restricted stock award will be released as to 50% of the restricted shares on January 1, 2007 and as to 50% of the restricted shares on January 1, 2008. The restricted stock awards are evidenced by, and subject to, the terms of a restricted stock award agreement between the Company and each non-employee director grantee.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 18, 2006, the Company announced the promotion of Kyle R. Walker to the position of President and Chief Executive Officer of Fremont Investment & Loan ("FIL"), the Company’s wholly owned industrial bank subsidiary. Mr. Walker, who joined the Company in 1994, and who has served as its Chief Operating Officer, succeeds Murray L. Zoota, who will be retiring. Mr. Zoota will continue to serve on the FIL Board of Directors.

In 2003, the Company entered into a Management Continuity Agreement (the "Agreement") with Mr. Walker which provides that upon a termination of employment in the event of a Company Event (as defined below), the unvested and/or restricted portion of any stock option and restricted stock held by the executive will accelerate in full so as to become completely vested and/or unrestricted. The Agreement provides for a base salary of $375,000 for Mr. Walker which is to be reviewed annually, and may be increased or decreased at the Compensation Committee’s discretion subject to the terms of this Agreement. Mr. Walker’s current annual base salary is $500,000. The Agreement does not have a specified term. Mr. Walker will participate in annual and/or longer term incentive plan(s), as well as any retirement, welfare or other benefits made available to other senior officers of the respective participating companies.

For purposes of the Agreement discussed above, a "Company Event" is defined to have occurred when any one of the following events occurs: (i) any "person" or "group" acquires 30% or more of the total voting power represented by outstanding securities of the Company; (ii) the occurrence of certain changes in the composition of the Board of Directors; (iii) the stockholders approve a merger or consolidation of the Company involving a 50% or more change in ownership of the total voting power represented by the Company’s outstanding securities; or (iv) the stockholders approve a complete liquidation or sale of all or substantially all of the assets of the Company.

For purposes of the Agreement discussed above, to the extent that any payments made to the executive by the Company trigger the excise tax pursuant to the Internal Revenue Code (the "Code") Sections 280G and 4999, or any comparable federal, state or local excise tax, additional payments will be made to the executive so that after taxes, the net economic effect to such executive will be the same as if such taxes did not apply to such executive. These additional payments are referred to as "Gross-Up Payments."

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Fremont General Corporation 2006 Performance Incentive Plan (incorporated by reference to Exhibit I of the Definitive Proxy Statement on Schedule 14A filed on April 13, 2006).

10.2 Form of Restricted Stock Award Agreement (incorporated by reference from Exhibit 4.2 to the Form S-8 Registration Statement with respect to the 2006 Plan filed on May 18, 2006).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fremont General Corporation

May 22, 2006	By:	/s/ PATRICK E. LAMB

Name: PATRICK E. LAMB
Title: Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Accounting Officer)